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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report: October 31, 1997


                          PHYSICIANS' SPECIALTY CORP.
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               (Exact name of registrant as specified in charter)


                                    DELAWARE
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                 (State of other jurisdiction of incorporation)



       1-12759                                              58-2251438
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(Commission File Number)                       (IRS Employer Identification No.)



1150 Lake Hearn Drive, Suite 640, Atlanta, Georgia                      30342
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone no. including area code:  (404) 256-7535
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5555 Peachtree Dunwoody Road, Suite 235, Atlanta, Georgia              30342
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(Former Address, if changed since Last Report)                       (Zip Code)
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Item 2.   Acquisition or Disposition of Assets

     Pursuant to a Stock Purchase Agreement, on October 31, 1997, South Florida Otolaryngology, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Physicians' Specialty Corp. (the "Company"), acquired the stock of Ear, Nose & Throat Associates of Florida, Hahn, P.A., Brian C. Mitchell, M.D., P.A., Dorothy L. Mellon, M.D., P.A., Mark H. Widick, M.D., P.A., Nathan E. Nachlas, M.D., P.A., and Drs. McClerkin & Flintoff, P.A. ("Sellers") employing an aggregate of seven ear, nose & throat ("ENT") physicians operating four clinical locations in the counties of Palm Beach and Broward, Florida. Immediately prior to this acquisition, PSC Management Corp., a wholly-owned subsidiary of the Company ("PSC Management"), acquired from the Sellers all of their interest in HMFM Partnership, a Florida partnership which managed each of Seller's medical practices and performed their billing and accounting functions. The related transactions are referred to as the "Florida Transaction." In connection with the Florida Transaction, the stockholders of Sellers formed a new professional association which entered into a management services agreement with the Company.

     In connection with the Florida Transaction, the Company paid an aggregate of approximately $3.1 million in cash and issued subordinated long-term convertible promissory notes in the aggregate principal amount of approximately $1.0 million, which notes mature in October 2000, accrue interest at a rate of 5.61% per annum and are convertible into shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") at a conversion price of $10.00 per share. In addition, the Company issued non-interest bearing contingent subordinated promissory notes in the aggregate principal amount of approximately $2.25 million. The payment of these notes is contingent upon the physicians or practice holding such notes reaching certain performance targets. All of these contingent notes are payable assuming the performance targets are met, in cash or at the option of the Company, in shares of Common Stock, valued at the average closing price of the Common Stock for the ten trading days preceding the date of delivery of such shares.

     Pursuant to an Asset Acquisition Agreement, on December 31, 1997, in an unrelated transaction, the Company, through PSC Management, acquired substantially all of the assets (other than certain excluded assets, such as employment agreements, patient charts, records and files) and assumed certain contractual liabilities of Cobb Ear, Nose & Throat Associates, P.C. (the "Cobb Transaction"), a six ENT physician group practice operating four clinical offices located in the metropolitan Atlanta area. In connection with the Cobb Transaction, the Company (i) paid approximately $840,000 in cash, (ii) issued 176,514 shares of Common Stock (valued at approximately $1.68 million) and (iii) agreed to issue an additional 176,514 shares of Common Stock (valued at approximately $1.68 million) on December 31, 1998. In connection with the Cobb Transaction, the physicians at Cobb entered into employment agreements with Atlanta Ear, Nose & Throat Associates, P.C., one the Company's affiliated practices.

     The Company used a portion of the net proceeds received from the Company's initial public offering in March 1997 to pay the cash components of the Florida Transaction and the Cobb Transaction

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     Except for the descriptions of historical facts contained herein, this report contains forward-looking statements that involve risks and uncertainties as detailed from time to time in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, including, the Company's limited operating history; risks associated with combined operations; and risks relating to acquisitions and managing growth; dependence on affiliated physicians; dependence on managed care organizations and risks associated with capitated arrangements, including potential reductions in reimbursement; competition; regulatory risks; risks relating to credit facility and substantial leverage; and other risks.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

     (c)      Exhibits

              10.39 Stock Purchase Agreement dated as of October 31, 1997 by and among the Registrant, South Florida Otolaryngology, Inc. and the other parties named therein.

              10.40 Asset Acquisition Agreement dated December 31, 1997 among the Registrant, PSC Management Corp. and Cobb Ear, Nose & Throat Associates, P.C.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PHYSICIANS' SPECIALITY CORP.



                                     BY:/s/ ROBERT A. DIPROVA
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                                        Robert A. DiProva
                                        Executive Vice President and
                                          Chief Financial Officer

Dated:  March 23, 1998